UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2013

Avatar Ventures Corp.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-147037

(Commission File Number)

45-1689814

 (IRS Employer Identification No.)

112 North Curry Street

Carson City, Nevada 89703-4930

 (Address of principal executive offices)(Zip Code)

647-706-1923
Registrant’s telephone number, including area code

27281 Las Ramblas, Suite 200
Mission Viejo, California 92691
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 CHANGE OF CORPORATE ADDRESS AND PHONE NUMBER

Effective October 1, 2013, the company has changed the location of its principal executive corporate office. The new address is

Avatar Ventures Corp.

112 North Curry Street

Carson City, Nevada 89703-4930

647-706-1923

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Officers; Appointment of Officer

On September 30, 2013, Voltaire Gomez resigned as President and a Director of the Company. On September 30, 2013 Zhen Chen resigned as Director and Chief Operating officer of the company. On September 30, 2013, Edward Minnema, was appointed President and sole Director of the Company.

Edward Minnema age 54 of Toronto Ontario Canada has been involved in private business for over 30 years. He is a former officer and director of Secure Runway Systems, Diversified Secure Ventures Corp. and Go Green Technologies Corp. and is currently a consultant for Seen on Screen TV and GNS Group Inc.

There are no transactions during the last two years, or proposed transactions, to which the Company was or is a party, in which Mr. Minnema had or is to have a direct or indirect material interest.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Ventures Corp.
(Registrant)

Date: October 10, 2013	By:	/s/ Edward Minnema
	Name:	Edward Minnema
	Title:	President